UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2005

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 17, 2005, BearingPoint, Inc. (the “Company” or “we”) entered into Amendment No. 1 to the Credit Agreement by and among the Company, each of the Guarantors, each Lender signatory thereto, and Bank of America, N.A., as the administrative agent for the Lenders, Swing Line Lender and an L/C Issuer (the “Amendment”). The Amendment amends the Credit Agreement, dated as of December 17, 2004, among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and L/C Issuer, and the Lenders party thereto (as amended, the “2004 Credit Facility”).

Among other things, the Amendment (i) reduces the aggregate credit commitment of the Lenders from $400,000,000 to $300,000,000, reduces the amount available for issuance of letters of credit from $400,000,000 to $200,000,000, and provides that the amount available for cash borrowings will continue to be limited to $150,000,000; (ii) extends the deadline by which we must deliver our audited financial statements for the fiscal year ended December 31, 2004 to the administrative agent to April 29, 2005; (iii) requires, as a condition precedent to borrowing or issuances of letters of credit, that (A) we have repatriated not less than $40,000,000 from our foreign subsidiaries and (B) we and our domestic subsidiaries have no more than $5,000,000 in cash; (iv) amends the definition of Consolidated EBITDA to include charges and expenses of up to $230,000,000 incurred with respect to the impairment of goodwill; (v) decreases the minimum Consolidated Net Worth that we are required to maintain from $1,000,000,000 to $900,000,000; (vi) provides that interest on all loans will be calculated using the higher of the prime rate or the federal funds rate plus 50 basis points, and that no loans will bear interest at a rate equal to LIBOR; (vii) decreases the minimum Consolidated EBITDA that we are required to maintain from $45,000,000 to $28,000,000 for the fiscal quarter ended December 31, 2004 and from $54,000,000 to $33,000,000 for the fiscal quarter ended March 31, 2005 and (viii) extends the deadline by which we must deliver unaudited financial statements for the quarter ended March 31, 2005 to May 22, 2005 (i.e, the maturity date). The Amendment also requires borrowings to be repaid in seven days, provided that if the conditions set forth in clause (iii)(A) and (B) above continue to be met, the repayment date will be extended for successive seven day periods.

In addition, pursuant to the Amendment, the administrative agent and each Lender agreed to waive any and all existing defaults or events of default based on a breach of the minimum Consolidated EBITDA covenant, and based on breaches of representations, warranties and covenants resulting from a potential restatement of our previously issued financial statements, our failure to file our Form 10-K on time and deliver audited financial statements to our Lenders for the fiscal year ended December 31, 2004 and the other matters described in Item 8.01 of this Form 8-K and in our Form 12b-25 filed on March 17, 2005.

We paid the Lenders $600,000 as an incremental structuring fee payable to them in connection with the Amendment.

Item 2.02 Results of Operations and Financial Condition

Information included in Item 8.01 under the headings “Results of Operations” and “Financial Condition and Liquidity” is incorporated by reference and filed herein. On March 17, 2005, we issued a press release that contained preliminary financial information for the fourth quarter and full year ended December 31, 2004. The press release is furnished as Exhibit 99.1 hereto.

Item 2.06 Material Impairments.

During the fourth quarter of fiscal year 2004, the Company determined that a triggering event had occurred, which caused the Company to perform a goodwill impairment test. The triggering event resulted from recent downgrades in the Company’s credit rating, significant changes in senior management and underperforming foreign legal entities. As a result of the impairment test, on March 17, 2005, the Company determined that a material charge will be taken as of December 31, 2004 as a result of the impairment of its goodwill with respect to the operations in its Europe, the Middle East and Africa (“EMEA”) segment. As of September 30, 2004, the goodwill for the EMEA segment was $802.7 million. We are unable at this time to provide an estimate of the amount or range of amounts of the impairment charge. However, Amendment No. 1 to the Credit Agreement, described in Item 1.01 above, provides that the Company may include an impairment charge of up to $230 million in Consolidated EBITDA for purposes of the financial covenant. The actual amount of the impairment charge may be higher or lower than such amount. The Company does not expect that the impairment charge will result in future cash expenditures.

Item 7.01 Regulation FD Disclosure

On March 17, 2005, we issued a press release to announce the filing of our Notification of Late Filing. The press release is furnished as Exhibit 99.1 hereto.

Item 8.01 Other Events.

Failure to Timely File 2004 Form 10-K

Our Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Form 10-K”) was required to be filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2005, and we did not meet that deadline. On March 17, 2005, we filed a Notification of Late Filing on Form 12b-25 (the “Notification of Late Filing”) with the SEC relating to our inability to file the 2004 Form 10-K on a timely basis. Our Notification of Late Filing provides the reasons for our inability to file timely the 2004 Form 10-K.

We did not represent in the Notification of Late Filing that the 2004 Form 10-K will be filed within 15 days of the March 16, 2005 filing deadline, as required in order for the 2004 Form 10-K to be considered to be timely filed under Rule 12b-25 of the Securities Exchange Act of 1934, as amended, because we do not expect to file the 2004 Form 10-K by March 31, 2005. We are not at this time able to provide an expected date for filing our Form 10-K. Due to the time required to complete and file our Form 10-K for the year ended December 31, 2004, we expect that our Form 10-Q for the quarter ending March 31, 2005 will not be filed by May 10, 2005, the due date for its filing. As a result of our inability to timely file the 2004 Form 10-K, we will no longer be eligible to use a Form S-3 registration statement until such time as we have timely filed all reports on Form 10-K and Form 10-Q and reports required to be filed by certain items of Form 8-K for a period of at least twelve calendar months, and otherwise meet the eligibility requirements for using Form S-3. In addition, until we file our Form 10-K, there will not be adequate current public information available to permit resales of restricted securities pursuant to Rule 144 of the Securities Act of 1933, as amended.

Due to the delay in the completion of our audited financial statements for the fiscal year ended December 31, 2004, we will be unable to file timely a registration statement with the SEC to register for resale our Debentures (as defined below) and underlying common stock that we sold in December 2004 and January 2005, as discussed below. Accordingly, the applicable interest rate on each series of Debentures will increase by .25% beginning on March 23, 2005 and will continue to apply until we file the registration statement. We intend to file the registration statement after we file our Form 10-K for the year ended December 31, 2004.

In addition, our failure to have audited financial statements may result in a violation of the New York Stock Exchange’s (the “Exchange”) listing standards that require us to distribute our annual report containing audited financial statements to its stockholders of record within 120 days of the end of its fiscal year. Violation of the Exchange’s listing standards may result in additional scrutiny by the Exchange, including commencing a proceeding to determine whether to delist our common stock. Delisting would also result in the occurrence of a “designated event” under the Debentures, permitting holders of the Debentures to require us to repurchase their Debentures for 100% of the principal amount of the Debentures plus accrued and unpaid interest and liquidated damages, if any. The triggering of this put right would also result in a default under the 2004 Credit Facility.

Internal Control Over Financial Reporting

As we have disclosed in previous reports, including in our Form 8-K filed on December 16, 2004, we and our independent registered public accountants have identified material weaknesses and reportable conditions in our internal control over financial reporting.

Our management is still in the process of completing its assessment of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act (“Section 404”). To date, we have identified a number of control deficiencies, especially in the areas of contract revenue and accounts receivable, expenditures and accounts payable, payroll operations, the financial statement close process, leases and fixed assets, and the control environment in certain non-U.S. subsidiaries. We expect that most of these deficiencies will be classified as material weaknesses and others may be classified as significant deficiencies that in the aggregate may constitute material weaknesses. It also is possible that additional material weaknesses will be identified as we complete our assessment process. We are now evaluating what changes in internal control over financial reporting should be implemented in order to fully address these material weaknesses and other control deficiencies. We expect to include in the 2004 Form 10-K a discussion of our plans to remediate the material weaknesses and other deficiencies in internal control over financial reporting that our management identifies.

As a result of the identification of these material weaknesses, management’s assessment will conclude that our internal control over financial reporting is ineffective. We expect that our independent registered public accountants will issue an adverse opinion on the effectiveness of our internal control over financial reporting.

Results of Operations

The following statement of operations data is included in the Notification of Late Filing to highlight anticipated significant changes in our results of operations from 2003:

Due to the continuing analysis of our financial statements, it is not possible to state at this time whether there will be a significant change in the results of operations of the Company for the twelve months ended December 31, 2004 (“FY04”) as compared to the twelve months ended December 31, 2003 (“FY03”).

In February 2004, we changed our fiscal year end from June 30 to December 31. In April 2004, we filed a transition report on Form 10-K with audited financial statements for the six months ended December 31, 2003. As a result, FY03 consists of the audited results of operations for the six months ended December 31, 2003 combined with the unaudited results for the quarters ended March 31, 2003 and June 30, 2003. A significant number of substantive procedures must be completed before we expect to finalize our financial results for FY04. Moreover, the discussion below of operating results for both the quarter ended December 31, 2004 and FY04 reflects estimates of several adjustments we have identified in connection with our continuing analysis of our FY04 financial statements.

Preliminary results indicate that our gross revenue for FY04 is approximately $3.45 billion as compared to $3.15 billion in FY03. Our pre-tax loss and net loss for FY03 were approximately $124.7 million and $151.3 million, respectively. The pre-tax loss included a charge for impairment of goodwill of $127.3 million and lease restructuring charges of $77.0 million. Prior to any goodwill impairment charge, we expect to record a loss for the fourth quarter of 2004 and may record a loss for the year ended December 31, 2004. The fourth quarter loss will be increased substantially by a goodwill impairment charge. We will record charges in the fourth quarter of FY04 totaling approximately $27.0 million in connection with the issuance of $450.0 million principal amount of Debentures, including a make-whole premium on the early repayment of certain senior notes, the write-off of unamortized issuance costs relating to the senior notes, and other expenses relating to the issuance of the Debentures.

We have preliminarily identified certain items that will probably require adjustments to prior period financial statements. These adjustments will affect various quarters in FY04 and may affect the results of operations in previous years, though the exact amount of the adjustments and the periods to which they relate have not been determined. The nature and approximate amounts of the more significant adjustments that have been identified based solely on procedures performed to date are: writedowns relating to contract revenues resulting from inaccurate entries of approximately $10-$12 million that were made by a foreign operation and that are under investigation, charges relating to employee tax equalization issues, and charges arising from detailed engagement contract reviews. In addition, we have determined that there has been an impairment of goodwill as of December 31, 2004, with respect to operations in its Europe, the Middle East and Africa (“EMEA”) segment and will record a non-cash fourth quarter charge. As of September 30, 2004, the goodwill for the EMEA segment was $802.7 million. The amount of the charge cannot be reasonably estimated at this time. However, it will likely have a substantial impact on our results of operations for FY04.

While we have significant additional work to complete before finally determining our financial results of operations for FY04 and fully assessing the impact of adjustments (including the adjustments referred to above) on our consolidated financial statements, it is probable that the adjustments referred to above and other lesser charges will result in a restatement of our results of operations for some or all of the quarters during FY04 and may result in a restatement of our results of operations for periods prior to FY04.

Financial Condition and Liquidity

Our primary sources of liquidity are cash flows from operations, existing cash balances and the 2004 Credit Facility. As of December 31, 2004, we had cash balances of approximately $267.4 million.

Our business has failed to generate positive cash flows from operations in some recent periods, which has adversely affected our liquidity. Late in December 2004 and early in January 2005, we completed the sale of $250,000,000 aggregate principal amount of our 2.50% Series A Convertible Subordinated Debentures due 2024 and $200,000,000 of our 2.75% Series B Convertible Subordinated Debentures due 2024 (together, the “Debentures”). Our first interest payment on the Debentures is due on June 15, 2005 and the applicable interest rate will reflect an increase, as discussed above.

In addition, on December 23, 2004, we entered into a interim credit facility which provided for up to $400 million of revolving credit, all of which was available for letters of credit. The 2004 Credit Facility was amended on March 17, 2005, as described in Item 1.01 above to, among other items, reduce the aggregate commitments of the lenders to $300 million and the amount available for issuance of letters of credit to $200 million and subject us to significant restrictions on our ability to borrow and issue letters of credit. The 2004 Credit Facility (which is secured by substantially all of our assets) matures on May 22, 2005. At that time, we must repay any outstanding borrowings and replace any outstanding letters of credit. As of March 17, 2005, there were approximately $71.6 million of letters of credit issued under this facility; there were no borrowings outstanding.

If we are not able to repay the 2004 Credit Facility at maturity or are otherwise in default (including if we do not deliver our audited financial statements by April 29, 2005), the lenders would have the ability to terminate the commitments, accelerate the facility and demand immediate repayment of all amounts outstanding thereunder and, in the case of letters of credit, demand that we immediately provide full cash collateral to support the letters of credit. In addition, the lenders can proceed against their collateral. Moreover, while an event of default exists, the lenders under the 2004 Credit Facility are entitled to additional default interest at the rate of 2% per annum in addition to the applicable interest rates or letter of credit fees, as applicable.

If the 2004 Credit Facility is accelerated or is not paid and/or cash collateralized when it matures on May 22, 2005, there will be an event of default under the Debentures if such acceleration or failure to pay and/or cash collateralize is not rescinded, stayed or annulled within

30 days after receipt of a notice of default from the Trustee or the holders of 25% of the applicable series of Debentures. If an event of default occurs, the Trustee or the holders of 25% of the outstanding principal amount of each series of Debentures could declare all amounts due under the applicable series of Debentures immediately due and payable. If there is a payment default or if any other event of default under the 2004 Credit Facility occurs and a payment blockage notice is received, we cannot make payments to the holders of Debentures.

Given that we do not have audited financial statements and in light of the other matters discussed in this Form 8-K, we will face significant difficulties in obtaining a new long-term credit facility to refinance amounts due and replace any outstanding letters of credit under the 2004 Credit Facility on satisfactory terms or at all prior to maturity. If we are not successful in replacing our 2004 Credit Facility with long-term financing and resolving any events of default under that facility with our lenders, or if our borrowings under that facility or the Debentures were to be accelerated or if the holders of the Debentures would be entitled to pursue their rights to put the Debentures to us, we may be forced to pursue alternative strategies as we will not have sufficient liquidity to operate our business in the ordinary course, repay these obligations and remain a going concern. These alternative strategies could include selling assets, reducing or delaying capital expenditures, seeking additional debt or equity capital, reducing or eliminating our need for letters of credit with our state and local government clients in our Public Services industry group by utilizing subcontractors or otherwise, or taking other special measures. There can be no assurance that any of these strategies could be effected on satisfactory terms, on a timely basis to service or repay our indebtedness, or at all, which could result in our seeking protection under insolvency laws. Because we operate in a service industry, our most valuable asset is human capital. Thus, if we incur substantial employee attrition, our ability to restructure our debt will be materially and adversely affected. In addition, the report of our independent registered public accountants for the fiscal year ended December 31, 2004 might include a “going concern” qualification, which would include a paragraph addressing the substantial doubt regarding our ability to continue to operate as a going concern. In such case, we would be in default under the 2004 Credit Facility.

Some of our Public Services clients, largely in the state and local market, require us to obtain surety bonds, letters of credit or bank guarantees in support of client engagements. As of September 30, 2004, we had approximately $162.8 million of outstanding surety bonds and $31.9 million of outstanding letters of credit and bank guarantees for client engagements for which we may be required to make future payment. As of March 17, 2005 we had approximately $195.8 million of outstanding surety bonds and $77.3 million of outstanding letters of credit and bank guarantees for client engagements for which we may be required to make future payment.

The issuers of our outstanding surety bonds may, at any time, require that we post collateral as security to support these obligations. As a result of the credit rating downgrades of the Company in December 2004, certain issuers of our surety bonds required us to post collateral. In order to meet our obligations to post collateral, we have used approximately $71.6 million of letters of credit under the 2004 Credit Facility. Due to expected growth among our Public Services clients in 2005, we may be subject to greater cash or letter of credit collateral demands from our surety bond issuers which, in turn, could materially and adversely affect our liquidity. Because we have limited access to our 2004 Credit Facility for letters of credit, if we do not find alternative sources of liquidity, we may be unable to satisfy these requirements and we may be unable in certain situations to bid for new business. In addition, if we are in default under our 2004 Credit Facility with our lenders, we may be required to post cash collateral in support of existing surety bonds, and we may not have the cash or other sources of liquidity available for this purpose.

Credit Rating Downgrades

In December 2004, Moody’s Investors Services, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“Standard & Poor’s”) downgraded our credit ratings to below investment grade, and Standard and Poor’s placed our ratings on negative outlook. The fees and interest rates we must pay under the 2004 Credit Facility are based upon our Moody’s and Standard & Poor’s debt ratings. If we experience further downgrades, our interest expense will further increase. In addition, the ratings downgrades will likely increase the interest rate we must pay if we issue new debt.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press Release dated March 17, 2005

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

FORWARD-LOOKING STATEMENTS

Some of the statements in this Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to our operations that are based on our current expectations, estimates and projections. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this Form 8-K include, without limitation, statements about our internal control over financial reporting, our results of operations, financial condition and liquidity, any necessary restatement of prior period financial statements, the amount of the impairment charge with respect to goodwill in the EMEA segment, and our ability to replace the 2004 Credit Facility. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our actual results may differ from the forward-looking statements for many reasons, including:

•	any direct or indirect impact of the matters disclosed in this Form 8-K on our operating results, financial condition or stock price;

•	any continuation of pricing pressures and declining billing rates;

•	any continuation of the global economic downturn and challenging economic conditions;

•	the business decisions of our clients regarding the use of our services and the related need to use subcontractors to complete certain engagements;

•	our ability to obtain waivers of defaults and modifications to the 2004 Credit Facility;

•	our ability to comply with financial and other covenants under the 2004 Credit Facility and Debentures;

•	our ability to refinance the 2004 Credit Facility when it matures on May 22, 2005 and to access the capital markets;

•	the timing of projects and their termination;

•	our ability to address liquidity concerns;

•	our ability to remediate internal control weaknesses identified by us and our independent registered public accounting firm;

•	our ability to file our Form 10-K and obtain audited financial statements for the fiscal year ended December 31, 2004 with an unqualified accompanying report of our independent registered public accountants as required by the 2004 Credit Facility;

•	the availability of surety bonds, letters of credit or bank guarantees supporting client engagements;

•	the impact of rating agency actions;

•	the ability to retain the listing of our common stock on the New York Stock Exchange;

•	the availability of talented professionals to provide our services;

•	the pace of technology change;

•	the strength of our joint marketing relationships;

•	the actions of our competitors;

•	unexpected difficulties with our global initiatives and acquisitions (such as the acquisition of BearingPoint GmbH), including rationalization of assets and personnel and managing or integrating the related assets, personnel or businesses;

•	changes in spending policies or budget priorities of the U.S. government, particularly the Department of Defense, in light of the large U.S. budget deficit;

•	our inability to use losses in some of our foreign subsidiaries to offset earnings in the United States;

•	our inability to accurately forecast our results of operations and the growth of our business;

•	changes in, or the application of changes to, accounting principles or pronouncements under accounting principles generally accepted in the United States, particularly those related to revenue recognition;

•	difficulties relating to changes in our management;

•	failure to complete Sarbanes-Oxley requirements, including the requirements of Section 404 of Sarbanes-Oxley, in a timely manner; and

•	the outcome of pending and future legal proceedings.

In addition, our results and forward-looking statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. We caution the reader that the factors we have identified above may not be exhaustive. We operate in a continually changing business environment, and new factors that may affect our forward-looking statements emerge from time to time. Management cannot predict such new factors, nor can it assess the impact, if any, of such new factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those implied by any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BearingPoint, Inc.

Date: March 17, 2005	By	/s/ Joseph Corbett
Joseph Corbett,
Executive Vice President and Chief Financial Officer